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                                                                   Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2004 relating to the financial statements, which appear in the 2004 Annual Report to Shareholders of First Albany Companies Inc., which is incorporated by reference in First Albany Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 1, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Albany, NY
January 6, 2005